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                                                            Exhibit 23.3


                                  LAW OFFICES

                           BANNER & ALLEGRETTI, LTD.

                             TEN SOUTH WACKER DRIVE
                          CHICAGO, ILLINOIS 60606-7407
                            TELEPHONE (312) 715-1000
                            FACSIMILE (312) 715-1234
       BOSTON OFFICE                                       WASHINGTON OFFICE
      75 STATE STREET                                     1001 G STREET, N.W.
BOSTON, MASSACHUSETTS 02109-1807                     WASHINGTON, D.C. 20001-4597
   TELEPHONE (617) 345-9100                            TELEPHONE (202) 508-9100
   FACSIMILE (617) 345-9111                            FACSIMILE (202) 508-9299


JOHN J. MCDONNELL, PH.D.


                                   May 9, 1996


DIATIDE, INC.
Nine Delta Drive
Londonderry, NH 03057

     Re: Diatide, Inc.
         Registration Statement on Form S-1

Dear Sirs:

     Consent is hereby given to the reference of the Banner & Allegretti, Ltd. firm under the captions "Business - Patents, Trade Secrets and Licenses" and "Experts" in Diatide, Inc.'s Registration Statement on Form S-1.

                                                Very truly yours,

                                                BANNER & ALLEGRETTI, LTD.


                                                /s/ John J. McDonnell
                                                -------------------------
                                                John J. McDonnell